UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  August 25, 2009

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Amended and Restated 2004 Stock Option Plan

On August 25, 2009, the Company’s Amended and Restated 2004 Stock Option Plan (the “2004 Plan”) was amended by its Board of Directors by deleting Section 2.15 of the 2004 Plan (“Fair Market Value”) and replacing it with the following:

“Sec. 2.15.  “Fair Market Value” means as of a relevant date, if the Common Stock is traded on one or more established markets or exchanges, the closing price of the Common Stock on the primary market or exchange on which the Common Stock is traded on the business day immediately preceding the relevant date, and if the Common Stock is not so traded or the Common Stock does not trade on the business day immediately preceding the relevant date, the value determined in good faith by the Board of Directors using a reasonable valuation method in accordance with the provisions of Section 409A of the Code or Section 422 of the Code, as applicable.  For purposes of valuing Incentive Stock Options, the Fair Market Value of the Common Stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: August 26, 2009	By:	/s/ Herbert M. Gardner
Herbert M. Gardner
Chairman of the Board and
Chief Executive Officer